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                                                                    EXHIBIT 99.2

     Banc One Credit Card Master Trust
     Trust Allocation Report

     Distribution Date of:                                            15-Mar-02
     Determined as of:                                                11-Mar-02
     For Monthly Period Ending:                                       28-Feb-02
     Days in Interest Period (Act/360)                                       30
                                                                             28
     Ending Pool Balance
     -------------------
     Principal                                                 3,209,162,025.46
     Finance Charge                                              109,015,741.87
                                                               ----------------
     Total                                                     3,318,177,767.33

     Seller's Interest Test
     ----------------------
     Ending Portfolio Principal Balance                        3,209,162,025.46
     Trust EFA                                                             0.00
                                                               ----------------
     Receivables + EFA                                         3,209,162,025.46

     Trust Invested Amount                                     2,700,000,000.00
     Trust PFA                                                             0.00
                                                               ----------------
     Trust Adjusted Invested Amount                            2,700,000,000.00

     Seller's Participation Amount (with EFA)                    509,162,025.46
     Seller's Participation Amount (w/o EFA)                     509,162,025.46
     Seller's Interest Percentage                                         15.87%

     Required Seller's Interest Percentage                                 5.00%
     Required Seller's Interest                                  160,458,101.27

     Required Principal Balance Test
     -------------------------------
     Ending Portfolio Principal Balance                        3,209,162,025.46
     Required Principal Balance                                2,700,000,000.00
                                                               ----------------
     Net Excess/Deficit                                          509,162,025.46

     EFA
     ---
     Beginning Excess Funding Account Balance                              0.00
     Required Excess Funding Account Deposit                               0.00
     Excess Funding Account Withdrawal                                     0.00

     Shared Principal Collections
     ----------------------------
     Series 1996-A                                                53,458,726.63
     Series 1997-1                                               181,759,670.71
     Series 1997-2                                                53,458,726.67

     Delinquent Accounts
     -------------------
     30 - 59 days                                      1.79%      59,364,344.70
     60 - 89 days                                      1.27%      42,140,928.02
     90 days +                                         2.57%      85,166,589.52
     Total 30 days +                                   5.63%     186,671,862.24

     Miscellaneous
     -------------
     Gross Credit Losses                               7.31%      19,795,599.27
     Net Credit Losses                                 6.79%      18,378,395.87
     Discount Option Receivables                                           0.00
     Discount Percentage                                                   0.00%
     Finance Charges Billed                                       41,966,190.81
     Fees Billed                                                   6,415,223.71
     Interchange                                                   6,489,238.09
     Interest Earned on Collection Account                               242.39